                                                                     EXHIBIT 4.5

--------------------------------------------------------------------------------
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NO SALE OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT (i) REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.
--------------------------------------------------------------------------------



                      DIGITAL BROADCAST NETWORK CORPORATION
                           (D/B/A INTIRA CORPORATION)

               Warrant for the Purchase of Shares of Common Stock

No. B-1                                                        151,379.36 Shares
    ---

     FOR VALUE RECEIVED, DIGITAL BROADCAST NETWORK CORPORATION (D/B/A INTIRA CORPORATION) (the "Company"), a Missouri corporation, hereby certifies that THE CHASE MANHATTAN BANK or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from Company, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate of ONE HUNDRED FIFTY-ONE THOUSAND, THREE HUNDRED AND SEVENTY-NINE AND 36/100 (151,379.36) fully paid and nonassessable Warrant Shares (as hereinafter defined) at purchase price per Warrant Share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

     Section 1. Definitions. Terms defined in the Credit Agreement dated as of December 30, 1999 between Company, the Lenders from time to time parties thereto and The Chase Manhattan Bank (as amended from time to time the "Credit Agreement"), unless otherwise defined herein are used herein as therein defined. The following additional terms, as used herein, have the following respective meanings:

         "Additional Shares" means any shares of Common Stock other than Common Stock issued upon the exercise of any Warrant.

         "Appraiser" has the meaning set forth in Section 7(d)(iii).

         "Common Stock" means the authorized Class A Common Stock no par value, of Company, and any stock into which such Class A Common Stock may thereafter be converted or changed, including, upon a reincorporation of Company in Delaware, the common stock of such Delaware corporation.

         . "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock.

         "Current Market Price" means for shares of Common Stock the current market price of such Common Stock as determined in accordance with subsection 7(d).

         "Exercise Period" means the period from and including the date hereof to and including 5:00 p.m. (New York City time) on the tenth anniversary of the date hereof (or if such day is not a Business Day, the next succeeding Business
Day), provided that upon the closing of a transaction in which Company merges or
      --------
consolidates with or into another corporation with the result that the holders of a majority of the outstanding voting stock of Company immediately prior to the merger or consolidation do not hold a majority of the outstanding voting stock of the corporation surviving such merger or consolidation, the warrants shall be deemed exercised.

         "Exercise Price" means, with respect to any Warrant Share, an amount equal to the greater of the par value of such Warrant Share and $0.0001 per such Warrant Share.

         "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities or exchangeable securities or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

     Section 2. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to Company at its principal office at the address set forth on the signature page hereof (or at such other address as Company may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of that portion of the Exercise Price represented by the number of Warrant Shares specified in such form being exercised. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised. If this Warrant should be exercised in part only, Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by Company of this Warrant and the Purchase Form annexed hereto, together with the applicable portion of the Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

     Section 3. Due Authorization; Reservation of Shares. (a) Company represents and warrants that this Warrant has been duly authorized, executed and delivered by Company and is a valid and binding agreement of Company and entitles the Holder hereof or its assignees to purchase Warrant Shares upon payment to Company of the Exercise Price applicable to such shares. Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise and paid for, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     (b) Company represents and warrants that the execution and delivery by it of this Warrant do not require any action by or in respect of Company (other than those that have been taken), or filing with, any governmental body, agency or official and do not contravene or constitute a default under or violation of
(i) any provision of applicable law or regulation, (ii) the certificate of incorporation or bylaws of Company, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon Company.

     Section 4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of such fractional share.

     Section 5. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Company for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to Section 10 hereof, the Holder of this Warrant shall be entitled to assign its interest in this Warrant in whole or in part to any person or persons. Upon surrender of this Warrant to Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. In the event of any assignment in part, the Exercise Price shall be apportioned between the Warrant to be issued to the Holder with respect to that portion not transferred and the Warrant to be issued to the transferee based on their respective interests. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of Company, together with a written notice specifying the names and denotations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Company shall execute and deliver a new Warrant of like tenor and date.

     Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

     Section 7. Anti-dilution Provisions and Other Adjustments; Purchase Right. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

     (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If Company at any time (i) shall declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Company is the continuing corporation), other securities of Company, the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if the Warrant had been exercised immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) RESERVED.

     (c) Distribution of Evidences of Indebtedness or Assets. If Company at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company's capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business) the number of Warrant Shares purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such record date by a fraction, of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in the reasonable judgment of the Board of Directors of Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of Common Stock, and the numerator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shalt again be adjusted to be the number that was in effect immediately prior to such record date.

     (d) Determination of Market Price. For the purpose of any computation under
Section 4 or subsection (b) or (c) of this Section 7, the Current Market Price per share of Common Stock on any record date shall be the average of the current market value, determined as set forth below, of Common Stock for the 20 trading days prior to the date in question.

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such trading day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such trading day (A) by the Nasdaq Stock Market or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as is reasonably determined in good faith by the Board of Directors of Company.

     (e) Stock Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section 7, the Holder shall become entitled to receive any shares of the capital stock of Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

     (f) Notice of Certain Actions. In the event that at any time:

          (A) Company shall authorize the issuance to all holders of its Common Stock of Convertible Securities; or

          (B) Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of Company's capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business); or

          (C) Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required (other than (1) a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding or (2) a consolidation or merger in which Company merges into a subsidiary in connection with a reincorporation in Delaware), or of the conveyance or transfer of the properties and assets of Company substantially as an entirety; or

          (D) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

          (E) Company shall propose to take any other action that would require an adjustment of the number of Warrant Shares purchasable hereunder pursuant to this Section 7;

then Company shall cause to be mailed by certified mail to the Holder, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action and stating (x) the date as of which the holders of Common Stock of record entitled to receive any such Convertible Securities or distributions are to be deemed or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

     (g) Common Stock Defined. Whenever reference is made in this Section 7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of Company hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of Company. However, subject to the provisions of Section 9 hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

     Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of Company and by the secretary or any assistant secretary of Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 4 hereof and Company shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

     Section 9. Reclassification, Reorganization, Consolidation or Merger. In case of any Reorganization Transaction (as hereinafter defined), Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of Company (other than a subdivision or combination of the outstanding Common Stock and other then a change in the par value of the Common Stock) or any consolidation or merger of Company with or into another corporation (other than a merger with a subsidiary in which merger Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of Company.

        Section 10. Transfer Restrictions. (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act) or any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, NO SALE OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT (i) REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR (ii) DELIVERY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

     Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

         (A) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (B) The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

         (C) The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

         (D) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

     (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Warrant Shares and indicating whether or not under the Act certificates for this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such Holder may sell or otherwise dispose of this

Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 10(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or Warrant shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     Section 11. Market Stand-Off. The Holder hereby agrees that, during the period of duration (up to, but not exceeding, (x) 180 days or (y) such shorter period as shall apply to the Permitted Investors)) specified by the Company and an underwriter of Common Stock or other equity securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of Holder until the end of such period, and Holder agrees that, if so requested, Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section.

     Section 12. Listing on Securities Exchanges. Company shall use all commercially reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its commercially reasonable efforts to maintain such listing, so long as any other shares of its Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and Company shall use its commercially reasonable efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by Company. Any such listing shall be at Company's expense.

     Section 13. Availability of Information. (a) Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. Company shall also cooperate with each Holder of any Warrants and holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Securities and Exchange Commission as a conditon to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. The provisions of this Warrant in full or otherwise.

        (b) If at any time Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Company will promptly furnish at its expense, upon request, for the benefit of Holders form time to time of Warrants and holders form time to time of Warrant Shares, to Holderd to Warrants and holders form time to time of Warrant Shares, to Holders of Warrants, holders or Warrant Shares and prospective urchasers of Warrants and Warrant Shares information satisfying the requirements of subsection (d) (4) (i) of Rule 144A under the Securities Act.

        Section 14. Governing Laws. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Company has duly caused this Warrant be executed by and attested by their duly authorized officers and to be dated as of December 30, 1999.

DIGITAL BROADCAST NETWORK CORPORATION


                          By /s/ David S. Boone
                             -----------------------------------
                          Name: David S. Boone
                          Title: CFO


                          Attest:


                          By /s/ Larry Beilenson
                             -----------------------------------
                          Name: Larry Beilenson
                          Title: Secretary

                          Address:
                          c/o Intira Corporation
                          5667 Gibraltar Drive
                          Pleasanton, CA  94588
                          Attention:
                          Telecopier Number:
                          Telephone:

                                  PURCHASE FORM


                                                           Dated _________, __

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of _____ in payment of the exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name____________________________________________________________________
                            (please typewrite or print in block letters)

Address __________________________________________________________________

Signature _________________________________________________________________




                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto

Name____________________________________________________________________
                            (please typewrite or print in block letters)

Address __________________________________________________________________

its right to purchase _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the same on the books of Company, with full power of substitution in the premises.

Date _______, ____

         Signature __________________